EXHIBIT 10.14

AMENDMENT

               THIS AMENDMENT (the "Amendment") amends the Employment Agreement dated as of January 3, 2000 (the "Employment Agreement"), by and between McLAREN PERFORMANCE TECHNOLOGIES, INC., a Delaware corporation formerly known as McLaren Automotive Group, Inc., with its principal office located at 32233 West Eight Mile Road, Livonia, Michigan 48152 (the " Corporation") and JACQUELINE K. KURTZ, an individual whose address is 1280 Sunset Road, Ann Arbor, Michigan 48103 (the "Employee").

RECITALS:

               A.      The Compensation Committee of the Corporation has determined it is in the best interest of the Corporation to increase the annual salary paid to Employee.

               B.      The Corporation and the Employee desire to amend the terms of the Employment Agreement as set forth in this Amendment to effectuate the salary increase.

               NOW, THEREFORE, the parties agree to the following terms:

               1.      Amendment. The first sentence of Section 4 of the Employment Agreement, entitled " Salary and Bonus," is hereby amended to read in its entirety as follows: "During her employment with the Corporation, the Corporation will pay Employee an annual salary of One Hundred Thirty Thousand Dollars ($130,000), payable according to the Corporation's standard payment practices."

               2.     Effective Date. This Amendment shall be effective as of July 24, 2000.

               3.     Other Terms. All of the remaining terms and conditions of the Employment Agreement shall remain in full force and effect and this Amendment shall be deemed to be a part of the Employment Agreement, and the Employment Agreement shall be a part of this Amendment as if fully set forth herein.

               4.     Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same document.

[Signatures on following page]

               IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

McLAREN PERFORMANCE TECHNOLOGIES, INC.

/s/ Wiley R. McCoy
By:	Wiley R. McCoy, President

/s/ Jacqueline K. Kurtz
JACQUELINE K. KURTZ

Compensation Committee:

/s/ Lawrence Cohen
Lawrence Cohen

/s/ Robert J. Sinclair
Robert J. Sinclair